AGREEMENT BETWEEN D'AMANTE (M) SDN. BHD. AND MERCU TEKUN SDN. BHD. FOR PROVIDING PROJECT MANAGEMENT, ENGINEERING CONSULTANCY ANDSERVICES

THIS AGREEMENT is made on this day **1st** of July 2020, (hereinafter referred to as the "Effective Date")

BETWEEN

D'AMANTE (M) SDN. BHD. (192585-H), a company incorporated in Malaysia and having its principal place of business at Lot 3-2, Jalan Kajang Perdana 3, Kajang Perdana, 43000 Kajang, Ulu Langat, Selangor Darul Ehsan, Malaysia (hereinafter referred to as "**D'AMANTE**") of the one part.

AND

MERCU TEKUN SDN BHD (1159698-U),a company incorporated in Malaysia and having its principal place of business at No. 7-2, Jalan Sepah Puteri 5/1B, Seri Utama Business Centre, Kota Damansara, 47810 Petaling Jaya, Selangor DE, Malaysia (hereinafter referred to as "**MT**") of the other part.
Individually referred to as the "Party" or collectively as the "Parties".

WHEREAS

1. D'AMANTE is a well-established company conducting its business in the field of design, supply, manufacture, install, integrate, test and maintain customized electronic system solution, integrated application, highway emergency communication solution, key essentials peripherals for highway and transportation industries.
2. MT is in the business of providing solutions and services for space, satellite, ground station and launch, unmanned system, port, maritime and RADAR.
3. D'AMANTE has been accepted, selected, appointed and/or awarded by the Government of Malaysia to design, supply, deliver, install, integrate, test and commission of Multi-Mission Satellite Data Reception and Oceanography Data Processing System complete with training and comprehensive maintenance during warranty period, the full details and

particulars are as stated in the tender contract described as Contract No: MYSA/T/01/2020 [hereinafter referred to as "the Project"].

4. D'AMANTE agrees to engage and appoint MT and MT agrees to accept the engagement and appointment by D'AMANTE to jointly provide project management, engineering consultancy and services associated to the Project (hereinafter referred to as "the Services") subject to the terms and conditions hereinafter contained.

5. This Agreement is in turn regarded as a teaming agreement for future partnership between the Parties herein similar business nature.

6. This Agreement represents the entire agreement between D'AMANTE and MT and supersedes any prior written or oral representations. MT, its subcontractors, suppliers and/or material men are bound by the Main Contract and any contract documents incorporated therein in so far as they relate in any way, directly or indirectly, to the Project.

NOW THEREFORE the Parties hereby agree hereto as follows:

1. DEFINITION

"Appendices" shall mean the attachments to this Agreement and shall be deemed part of this Agreement. List of attachment as follows:

Appendix 1: Schedule of Payment

"Business day" shall mean the five days' work day which is Monday to Friday except for Federal and State public holiday(s).

"Completion Date" shall mean the date of the Service Provider is required to complete the Services as stated in Clause 5 of this Agreement.

"Effective Date" shall mean the date of this Agreement.

"Site" shall mean Stesen Penerima Data Satelit, Agensi Angkasa Malaysia (MYSA), Jalan Lencongan Mentakab-Temerloh, 28400 Mentakab, Pahang, Malaysia.

"Term" means the period of validity of this Agreement as stipulated in Clause 2 of this Agreement.

"Contract No: MYSA/T/01/2020" refer as the Main Contract to the Project starting from to 1 July 202 and ending on 31 August 2025.

2. PERIOD OF AGREEMENT

This Agreement shall commence from the Effective Date and shall remain valid until the Completion Date, unless extended in writing signed by both Parties, or terminated earlier pursuant to Clause 4.

3. PRICE AND METHOD OF PAYMENT

3.1 D'AMANTE shall pay MT the sum of **Ringgit Malaysia Seven Hundred Fifty Thousand (RM750,000)** and the payment under Clause 3.7 below (hereinafter collectively referred to as "the Contract Sum") for the Services in the manner specified in the Schedule of Payment attached hereto as Appendix 1.

3.2 D'AMANTE shall ONLY pay the Contract Sum in favour of MT and the billing invoice shall be issued by MT and be addressed to:

Mohammad Zulkifli bin Ghapal
Managing Director
D'AMANTE (M) SDN. BHD. (192585-H)
Lot 3-2, Jalan Kajang Perdana 3,
Kajang Perdana,
43000 Kajang, Ulu Langat,
Selangor Darul Ehsan,
MALAYSIA

3.3 Payment shall be made within Fourteen (14) days of D'AMANTE's receipt of the billing invoice from MT, by way of a telegraphic transfer or cheque from D'AMANTE in favour of MT, or whichever manner agreed upon mutually by both Parties.

3.4 In the event of non-payment of the Contract Sum or any part thereof within the agreed period as provided under Clause 3.3 above, MT shall be at absolute discretion to suspend all or any part of the Services until the relevant billing invoice is paid unconditionally in full by D'AMANTE in favour of MT.

3.5 Notwithstanding the above, whenever any payment required under this Agreement is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

3.6 For the avoidance of doubt, the Contract Sum is inclusive of taxes and duties chargeable on the Contract Sum under the laws enforceable in Malaysia.

3.7 Commencing on the Effective Date the profit and loss to the Project shall be calculated and distributed on 31 December 2022 and 31 August 2025 or upon earlier termination, in the following manner:

i) D'Amante shall be entitled to Sixty-Five per cent (65%).

ii) MT shall be entitled to Thirty-Five per cent (35%).

3.8 To determine the profit and loss as stated in Clause 3.7 above, the calculations shall follow the format & formula as illustrated in Appendix 2.

4. TERMINATION

This Agreement may be terminated forthwith by notice in writing in the following instances: -

4.1 By either party, if the performance of this Agreement is prevented or substantially interfered with by an event of force majeure for a period of more than Thirty (30) days from the day of its happening;

4.2 By either party, in the event that any breach of this Agreement is not remedied to the satisfaction of the affected party within Fourteen (14) days of receipt of a written notice thereof from the affected party to the defaulted party;

4.3 By either party, if any of the party herein is dissolved or liquidated, becomes insolvent or bankrupt, or if other events occur which are of similar effect under the laws of Malaysia or any other relevant jurisdiction of the damages or to terminate this Agreement for any subsequent or continuing default of such or any other provision; and

4.4 By either party, under mutual agreement to terminate this Agreement on reason(s) agreed upon by both Parties.

5. OBLIGATION OF MT

5.1 MT shall be an independent service provider performing this Agreement in accordance to the Tender Contract described in the Main Contract.

5.2 Delivery and completion of the Services shall be made by MT on or before 31st day August 2025.

6. SCOPE OF WORK

6.1 MT shall deliver, perform and/or carry out the Services subject to and in accordance with the terms and conditions of this Agreement.

6.2 MT shall commence the Services within seven (7) days after receiving Notice to Commence Work from D'AMANTE subject to and in accordance with the terms and conditions in this Agreement.

7. OBLIGATION OF D'AMANTE

7.1 D'AMANTE shall provide all such data(s) and information(s) as specifically requested by MT and give such assistance as may be required by MT to enable MTto deliver, perform and/or carry out the Services.MT shall not be held responsible for any tasks or responsibilities that were not given due assistance or information as required.

8 PROPRIETARY RIGHTS

8.1 MT guarantees that the Services delivered and/or performed under this Agreement shall not infringe any Intellectual Property rights including letters patent, registered designs, trademark or trade name.

8.2 MT shall fully indemnify D'AMANTE against any action claim, demand, costs, charges and expenses arising from or incurred by reason of any infringement of copyright, patent, registered design or trademark by use of such services and against all costs and damages which D'AMANTE may incur in any action for such infringement and for which D'AMANTE may become liable in any such action. PROVIDED ALWAYS, that this indemnity shall not apply to any infringement which is due to MT having followed a design or instruction furnished by D'AMANTE.

8.3 MT obligation to indemnify D'AMANTE hereunder shall not exceed the amount paid to MT by D'AMANTE for the particular infringing part of the Services delivered and/or performed under this Agreement. This Clause specifies the entire liability of MT to D'AMANTE with respect to infringement of any copyrights, patents, registered design or trademarks, pertaining to the Services.

9. **PROTECTION OF INTELLECTUAL PROPERTY RIGHTS**

9.1 The protection of intellectual property rights and technology shall be enforced in conformity with the respective national laws and regulations of the Parties.

9.2 The use of the name, logo and/or official emblem of any of the Parties on any publication, document and/or paper is prohibited without the prior written approval of either party.

9.3 All intellectual property rights belonging to a party prior to entry into this Agreement shall remain vested in such party and any party shall be prevented from infringing the other party's rights or developing the same. Nothing in this Agreement is intended to transfer or licensing any intellectual property rights from either party to the other.

10. **NEW INTELLECTUAL PROPERTY RIGHTS (WHERE APPLICABLE)**

In the event that new intellectual property evolves or is generated or arises in the performance of or as a result of this Agreement, the Parties acknowledge that the same and full intellectual property rights therein shall be EXCLUSIVELY jointly owned by both Parties herein.

11. **CONFIDENTIALITY**

11.1 Both Parties herein shall not make, permit, authorise and/or disclose to any third party any confidential information except with the other party's prior written consent in which case the party making, permitting, authorising and/or disclosing the information shall ensure that such third party shall provide a written irrevocable and unconditional covenant, agreement and undertaking to abide and to maintain the confidentiality of the information.

11.2 Both Partiesherein shall not, either orally or in writing or in any form, make any press release, public statements, comments or disclosure concerning this Agreement or on any matter relating to the Project and any part of the related work under the Project during the subsistence of this Agreement, to maintain secrecy and confidentiality.

11.3 Both Parties herein hereby covenant, agree and undertake to take all necessary precautions to safeguard all documents (within the

definition of confidential information) which any of the Parties herein may supply to the other Party or any third party including to make copies of such documents only to the extent necessary for the work under the Project.

12. RIGHTS OF INSPECTION

In order to verify MT's compliance with its obligations hereunder, at any time or from time to time during the performance of the Services, authorised and designated employee(s) of D'AMANTE and reasonably acceptable to MT, may upon giving reasonable written notice to MT, inspect the manner in which the Services are being performed. Such rights of inspection shall include visiting sites at which MT performs the Services, observing performance of the Services or selected components thereof, and interviewing MT's personnel familiar with, or responsible for, performing the Services. MT shall cooperate with D'AMANTE's authorised and designated employees in such inspections, and shall ensure that appropriate staff, computing and other resources are available as required in the course of such inspections. D'AMANTE shall bear its own costs and expenses associated with the exercise of the rights of inspection set out herein.

13. NON COMPLIANCE OF OBLIGATION

MT undertakes that in the event there is non-compliance with the obligations set forth in this Agreement by MT, MT is obliged to remedy the non compliance of the obligations to the satisfaction of D'AMANTE. In the event after receiving the written request to remedy any non compliance as mentioned above, MT does not remedy such non-compliance within a period of fourteen (14) days from the date of receipt of such notice, D'AMANTE shall have the option to suspend payments of the remaining fee for work done under the Project and shall endeavour to resolve the matter with MT subject to Parties further rights under Clause 4 provided herein.

14. INDEMNIFICATION

For the avoidance of doubt and subject to the provisions herein contained, MT will be responsible to indemnify D'AMANTE for any breaches arising

out of the obligations set out in this Agreement in the amount not exceeding 10% of the Contract Sum.

15. LIMITATION OF LIABILITY

15.1 In no event shall MT be liable and/or responsible for any indirect, special, consequential or incidental damages or losses including but not limited to, lost of profits, lost of business revenue, lost opportunity or third party claim(s) and/or damages suffered by and/or against D'AMANTE. These limitations on MT's liability shall survive the termination of this Agreement irrespective of the manner or method in which it is terminated.

15.2 Accept otherwise stated in this Agreement, MT shall not be responsible and/or liable for and to any claims, damages, loss, cost, expenses suffered or incurred and/or to be suffered or to be incurred by any other Party in relation to and/or in connection to the Project and the Services rendered D'AMANTE pursuant to this Agreement.

16. MITIGATION

Each of the Parties herein shall at all times take all necessary and reasonable steps to minimize and mitigate any loss for which any of the Party herein is entitled to bring a claim against the other Party pursuant to this Agreement.

17. APPLICABLE LAW

This Agreement shall be governed and interpreted and enforced in accordance with the Laws of Malaysia and submit to the exclusive jurisdiction of the Courts of Malaysia.

18. DISPUTE RESOLUTION

18.1 The Parties shall use commercially reasonable efforts to settle all disputes by agreement. Prior to the institution of any arbitration claims, the Parties shall use commercially reasonable efforts to settle all disputes arising out of or in connection with the interpretation, performance, or non-performance by either Party of

its obligations under this Agreement. If a dispute is not settled within thirty (30) days after written notification by one Party to the other of the dispute, the dispute shall be referred to and finally resolved by arbitration as provided by this Clause.

18.2 The Parties mutually agree to enter into MEDIATION to resolve any legal issues arising as a result of this Agreement, prior to filing any legal actions against the other Party. Mediation shall be chaired by a mutually agreed, independent third party under the laws of Malaysia as proposed and mutually agreed by both Parties herein. The Parties agree to enter into such mediation with best efforts and intention to resolve the dispute prior to commencing legal action in the Court of Law.

19. FORCE MAJEURE

19.1 Neither Party shall be considered in default in the performance of their obligations hereunder to the extent that performance of such obligations, or any part of them, is delayed by force majeure. Force majeure shall mean those occurrences or circumstances which are beyond the control of the Parties hereto and cannot be reasonably foreseen and which cannot be avoided by the exercise of due diligence and care by the Parties to this Agreement.

19.2 Any loss, damage, delay or failure of performance of any of the terms and conditions of this Agreement by any of the Parties hereto shall not constitute a default or give rise to any claims for damages against any of the Parties hereto, if any, to the extent that such loss, damage, delay or failure is caused by force majeure.

20. NOTICES

Any notices, requests, instructions, communications or other documents to be given or made under this Agreement by one Party to the other shall be sufficiently given if made in the English language and sent by prepaid registered post, or email (such email to be followed by the original document posted within the normal course of posting), or other means as may be agreed by the Parties to the following addresses:-

For D'AMANTE,
Mohammad Zulkifli bin Ghapal
Lot 3-2, Jalan Kajang Perdana 3,
Kajang Perdana,
43000 Kajang, Ulu Langat,
Selangor Darul Ehsan,
MALAYSIA
Email: zulkifli@damante.com.my
Tel. No.: 03-87349076

For MT,
Ir. Hj. Norhizam bin Hamzah
No. 7-2, Jalan Sepah Puteri5/1B,
Seri Utama Business Centre,
Kota Damansara,
47810 Petaling Jaya,
Selangor DE, Malaysia
Email: norhizam@rocketmail.com
Tel. No.: 012-2060432

21. REPRESENTATIONS

D'AMANTE and MT hereby represent, warrant and covenant that neither is restricted in any way, by any agreement or otherwise, from entering into this Agreement. The persons signing this Agreement on behalf of D'AMANTE and MT represent and warrant that they have full authority to sign this Agreement and bind the Parties hereto.

22. SEVERABILITY

If it is held by a court or other lawful authority of competent jurisdiction that any provision of this Agreement or any part thereof is void, illegal, invalid or unenforceable, then such provision or part shall be deemed stricken, and the remaining provisions shall be severable and remain valid and in full force and effect.

23. NON-SOLICITATION

Unless given prior written consent by the other Party, which consent may be subject to terms and conditions to be satisfied, each Party agrees that it shall not, during the subsistence of this Agreement, knowingly solicit or hire any employee of the other Party who is directly involved in the provision and the performance of the Services and/or the Project.

24. PARAMOUNTCY

If any provision of this Agreement conflicts with any Schedule(s)/Appendices attached hereto or any agreement executed among the Parties hereto dealing with any matter referred to herein and/or related to the Services and/or the Project, the provisions of this Agreement shall prevail.

25. COSTS, EXPENSES AND STAMP DUTY

Each Party shall bear its own costs and expenses in connection with the negotiation, execution and perfection of this Agreement. All stamp duty, if any, payable on this Agreement shall be borne equally by both Parties.

26. PUBLICITY AND ANNOUNCEMENTS

26.1 Each Party shall not in any event use the name of the other Party, nor of any employee, agent or representative the other Party in any publicity related to the disclosure of the confidential information without the prior written approval from the other Party concerned.

26.2 Each Party shall not be entitled to make or permit or authorize the making of any press release, public statements, comments or disclosure concerning this Agreement or any matter relating to the Project or any part of the related work and/or transactions under the Project without the prior written consent of the other Party.

27 SALES AND SERVICE TAX ("SST")

27.1 Words or expressions used in this clause or elsewhere in this Agreement that are defined in this Agreement and that are defined in the Sales Tax Act 2018 (hereinafter known as "SST Act") have the same meaning as given to them in the SST Act, unless expressed to the contrary.

27.2 Where Sales and Service Tax [hereinafter referred to as "SST"] is chargeable to any supply of services made by MT to D'AMANTE under this Agreement, MT shall be entitled to charge SST on the payment for the Services. D'AMANTE shall pay MT the applicable SST rate, which is the payment multiplied by the applicable SST rate.

27.3 The SST for the Services is payable to MT at the same time as the payment in consideration for the Services rendered by MT is made by D'AMANTE.

27.4 At any time during the subsistence of this Agreement, in event any other law or by-laws or Acts of Parliament is enacted or re-enacted for the purpose of tax chargeable for the supply of the Services hereunder provided, the applicable and enforceable law at that material time in relation to such tax shall be adhered to by the Parties herein and D'AMANTE shall pay MT the applicable and enforceable tax at the statutory tax rate as shall be determined by the law or by-law or Acts of Parliament in the manner as provided in this Clause.

28. ENTIRE AGREEMENT, WAIVER AND MODIFICATIONS

28.1 This Agreement sets forth the entire understanding and agreement of the Parties and supersedes all prior or contemporaneous oral or written representations and understanding.

28.2 Any failure or delay by either Party to enforce any provisions of this Agreement or to exercise any rights under this Agreement shall not be construed as a waiver of its rights.

28.3 This Agreement may be amended or modified only in writing signed by both Parties.

28.4 This Agreement is made in the English language and is executed in Four (4) counterparts, each of which shall have the force and effect of an original.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective representatives or officers duly authorized thereunto as of the date first above written.

The execution of this Agreement]
by D'AMANTE was duly effected]
in a manner authorised by its constitution]
under the Common Seal of D'AMANTE]
which said Common Seal was hereunto]
affixed on the day of 2020]
in presence of:-

....
Director
Name:

....
Director/Secretary
Name:

The execution of this Agreement]
by MT was duly effected]
in a manner authorised by its constitution]
under the Common Seal of MT]
which said Common Seal was hereunto]
affixed on the day of 2020]
in the presence of:-

....
Director
Name:

....
Director/Secretary
Name:

APPENDIX 1

SCHEDULE OF PAYMENT

	Payment Due Dates	RM
Phase A (Development)	Project Kick Off	0
	30 September 2020	45,000
	31 December 2020	45,000
	31 March 2021	45,000
	30 June 2021	45,000
	30 September 2021	45,000
	31 December 2021	45,000
	31 March 2022	45,000
	30 June 2022	45,000
	31 August 2022	30,000
	Sub Total	**390,000**
Phase B (Maintenance)	31 December 2022	40,000
	31 March 2023	30,000
	30 June 2023	30,000
	30 September 2023	30,000
	31 December 2023	30,000
	31 March 2024	30,000
	30 June 2024	30,000
	30 September 2024	30,000
	31 December 2024	30,000
	31 March 2025	30,000
	30 June 2025	30,000
	31 August 2025	20,000
	Sub Total	**360,000**
	Total	**750,000**

APPENDIX 2

PROFIT AND LOSS CALCULATION